ITEM 6.(a)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)




                                            THIRTEEN WEEKS ENDED        TWENTY-SIX WEEKS ENDED
                                         NOV. 30, 1996  DEC. 2,1995  NOV. 30, 1996  DEC. 2,1995
PRIMARY EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......        17,780        17,488        17,726       17,480

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  average market price)................            73           153           171          228

                   TOTALS..............        17,853        17,641        17,897       17,708

Net Income:
Continuing operations..................      $  3,946      $  2,087      $  9,435    $   6,298
Discontinued operations................                       4,647                      9,892
                                             $  3,946      $  6,734      $  9,435    $  16,190

Primary earnings per common and
  common equivalent share:
Continuing operations..................      $   0.22      $   0.13      $   0.53    $    0.37
Discontinued operations................                        0.26                       0.55

ITEM 6.(a) (continued)
EXHIBIT 11: COMPUTATION OF EARNINGS PER SHARE
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)



                                            THIRTEEN WEEKS ENDED        TWENTY-SIX WEEKS ENDED
                                         NOV. 30, 1996  DEC. 2,1995  NOV. 30, 1996  DEC. 2,1995
FULLY DILUTED EARNINGS PER COMMON AND
  COMMON EQUIVALENT SHARE

Average common shares outstanding......        17,780        17,488        17,726       17,480

Average additional common shares
  issuable on exercise of dilutive
  stock options (computed by use of
  the "treasury stock method", at the
  higher of period end or average
  market price)........................            73           153           171          228

                   TOTALS..............        17,853        17,641        17,897       17,708

Net Income:
Continuing operations..................      $  3,946      $  2,087      $  9,435    $   6,298
Discontinued operations................                       4,647                      9,892
                                             $  3,946      $  6,734      $  9,435    $  16,190

Fully diluted earnings per common and
  common equivalent share:
Continuing operations..................      $   0.22      $   0.13      $   0.53    $    0.37
Discontinued operations................                        0.26                       0.55
                                             $   0.22      $   0.39      $   0.53    $    0.92